Exhibit 99.1

Contact:

Michael J. Dee

Chief Financial Officer

(410) 477- 5000

BV FINANCIAL, INC. ANNOUNCES FINANCIAL RESULTS

Baltimore, Maryland, January 23, 2026– BV Financial, Inc. ( NASDAQ: BVFL), (the “Company”) the holding company for BayVanguard Bank (the “Bank”), reported net income of $13.5 million, or $1.43 per diluted share, for the year ended December 31, 2025 compared to net income of $11.7 million, or $1.10 per diluted share, for the year ended December 31, 2024. Net income for the quarter ended December 31, 2025 was $4.8 million, or $0.57 per diluted share, compared to net income of $2.0 million, or $0.18 per diluted share, for the quarter ended December 31, 2024.

Adjusted net income, a non-GAAP financial metric, was $16.3 million and $12.9 million for the years ended December 31, 2025 and 2024, respectively. For the quarters ended December 31, 2025 and 2024, adjusted net income was $5.6 million and $2.4 million, respectively. For a reconciliation of Net Income as reported and non-GAAP adjusted net income, see the reconciliation table contained at the end of this press release.

The Company also announced today a transition in executive leadership. Additional information regarding this matter in included in the Company’s Form 8-K filed with the Securities and Exchange Commission today.

Financial Highlights

•
Return on average assets and return on average equity for the year ended December 31, 2025 were 1.48% and 7.01%, respectively. Return on average assets and return on average equity for the three months ended December 31, 2025 were 2.09% and 10.45%, respectively.
•
Net loans increased $19.2 million, or 2.6% to $748.5 million at December 31, 2025 compared to $729.2 million at December 31, 2024.
•
Deposits increased $24.6 million, or 3.8%, from $651.5 million at December 31, 2024 to $676.1 million at December 31, 2025.
•
During the quarter ended December 31, 2025, the Company paid off the $35.0 million in subordinated debt issued in 2020 concurrently with the acquisition of Delmarva Bancshares. The Company replaced this borrowing with $35.0 million in lower cost advances from the Federal Home Loan Bank of Atlanta.
•
During the year ended December 31, 2025, the Company repurchased 1,823,997 shares of common stock at an average price of $16.23, including 714,555 shares repurchased during the three months ended December 31, 2025, at an average price of $16.63.
•
During the quarter ended December 31, 2025, the Company recorded a recovery of the provision for credit losses of $1.9 million consisting of a recovery of the provision of $1.8 million in the allowance for credit losses (ACL) – loans and $108,000 in the ACL-unfunded commitments. During the year ended December 31, 2025, the Company recorded a recovery of the provision for credit losses of $2.4 million.

Financial Condition

Total Assets. Total assets were $912.2 million at December 31, 2025, an increase of $392,000 from $911.8 million at December 31, 2024. The increase was due primarily to a $19.2 million increase in net loans receivable to $748.5 million at December 31, 2025, partially offset by a $14.8 million decrease in cash and cash equivalents and a $4.0 million decrease in securities available for sale.

Cash and Cash Equivalents. Cash and cash equivalents decreased $14.8 million, or 21.0%, to $55.7 million at December 31, 2025 from $70.5 million at December 31, 2024 as excess cash was used to fund loans and repay the subordinated debt.

Net Loans Receivable. Net loans receivable increased $19.2 million, or 2.6%, to $748.5 million at December 31, 2025 from $729.2 million at December 31, 2024. Increases in 1-4 family owner occupied, construction loans and commercial loans offset decreases in owner occupied commercial real estate loans, commercial investor loans, non-owner occupied 1-4 family loans, farm loans, consumer loans and loans guaranteed by the U.S. Government.

Securities. Securities available for sale (“AFS”) decreased $4.0 million, or 10.8%, to $33.2 million at December 31, 2025 from $37.3 million at December 31, 2024. Securities held to maturity (HTM) decreased $243,000 or 4.1% to $5.7 million at December 31, 2025. The decreases were due to pay-downs and maturities.

Total Liabilities. Total liabilities increased $12.1 million, or 1.7%, to $728.4 million at December 31, 2025 from $716.3 million at December 31, 2024. The increase was primarily due to an increase in deposits of $24.6 million, partially offset by a decrease in borrowings of $14.9 million.

Deposits. Total deposits increased $24.6 million, or 3.8%, to $676.1 million at December 31, 2025 from $651.5 million at December 31, 2024. Interest-bearing deposits increased $16.0 million, or 3.1%, to $537.7 million at December 31, 2025 from $521.8 million at December 31, 2024. Noninterest bearing deposits increased $8.6 million, or 6.7%, to $138.4 million at December 31, 2025 from $129.7 million at December 31, 2024.

Borrowings. The Company had $35.0 million in Federal Home Loan Bank borrowings at December 31, 2025 compared to $15.0 million in Federal Home Loan Bank borrowings at December 31, 2024. These borrowings from the FHLB replaced the $35.0 million in subordinated debt issued in 2020.

Stockholders’ Equity. Stockholders’ equity decreased $11.7 million or 6.0%, to $183.8 million at December 31, 2025 primarily due to $29.8 million in stock repurchases, offset by $13.5 million of net income and $4.6 million in other adjustments, primarily equity compensation. During the year, the Company repurchased 1.8 million shares of common stock at an average cost of $16.23.

Asset Quality. Non-performing assets at December 31, 2025 totaled $2.3 million consisting of $2.3 million in nonperforming loans and $0 in other real estate owned, compared to $4.2 million at December 31, 2024, consisting of $4.0 million in non-performing loans and $160,000 in other real estate owned. The decrease in non-performing loans is due to pay-offs received in the quarter. At December 31, 2025, the allowance for credit losses on loans was $6.4 million, which represented 0.85% of total loans and 284.72% of non-performing loans compared to $8.5 million at December 31, 2024, which represented 1.15% of total loans and 212.51% of non-performing loans.

Comparison of Operating Results for the Three and Twelve Months Ended December 31, 2025 and 2024

Net Income. Net income for the quarter ended December 31, 2025 was $4.8 million, or $0.56 per diluted share, compared to net income of $2.0 million, or $0.18 per diluted share, for the quarter ended December 31, 2024. The Company reported net income of $13.5 million or $1.43 per diluted share, for the year ended December 31, 2025 compared to net income of $11.7 million, or $1.10 per diluted share, for the year ended December 31, 2024.

Net Interest Income. Net interest income was $9.8 million for the three months ended December 31, 2025 compared to $9.0 million in the three months ended December 31, 2024. The net interest margin for the three months ended December 31, 2025 was 4.52% compared to 4.34% for the three months ended December 31, 2024.

Net interest income was $36.9 million for the year ended December 31, 2025, compared to $35.2 million in the year ended December 31, 2024. The net interest margin for the year ended December 31, 2025 was 4.35% compared to 4.27% for the year ended December 31, 2024.

In each case, the increase was primarily due to the yield on interest-earning assets increasing at a greater rate than the cost on interest-bearing liabilities.

Provision for Credit Losses

During the quarter and year ended December 31, 2025, the Company recorded recoveries in the provision for credit losses of $1.9 million and $2.4 million, respectively. During the fourth quarter, based on a recommendation from a third-party validation report on the CECL model and methodology, the Company expanded the number of independent variables used in the forecast economic adjustment. The Company added the Federal Reserve’s forecast of the unemployment rate to the regression analysis that had previously used only the Federal Reserve’s forecast of GDP. This change resulted in a decrease in the required ACL-Loans in the fourth quarter of $945,000 when compared to the September 30, 2025 calculation. The remaining decrease in the calculated required ACL-loans was primarily due to formula-driven qualitative factor adjustments for loan segment growth and asset quality.

Noninterest Income. For the three months ended December 31, 2025, noninterest income totaled $793,000 compared to $644,000 in the quarter ended December 31, 2024.

For the year ended December 31, 2025, noninterest income totaled $2.7 million as compared to $2.5 million for the year ended December 31, 2024.

Noninterest Expense. For the three months ended December 31, 2025 noninterest expense totaled $5.4 million compared to $6.2 million for the three months ended December 31, 2024. Compensation and benefits expenses decreased by 15.4%, primarily due to the reduced cost of the equity awards granted in 2024 after the stockholders approved the 2024 Equity Incentive Plan. These expenses decreased to $601,000 in the quarter ended December 31, 2025 compared to $1.2 million in the quarter ended December 31, 2024.

For the year ended December 31, 2025 noninterest expense totaled $23.2 million compared to $21.5 million in the year ended December 31, 2024. Compensation and benefits increased by 15.9% due to increases the full year of costs of the equity awards granted after the stockholders approved the 2024 Equity Incentive Plan compared to four months of costs of the plan in 2024. During the year ended December 31, 2025 expense related to this plan was $3.9 million as compared to $1.5 million in the year ended December 31, 2024.

Forward-Looking Statements

This press release may contain certain forward-looking statements that are based on management’s current expectations regarding economic, legislative and regulatory issues that may impact the Company’s earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, increased competitive pressures, the effects of inflation, potential recessionary conditions, general economic conditions or conditions within the securities markets, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the FRB, the impact of the imposition of tariffs and any retaliatory responses, changes in the quality, size and composition of our loan and securities portfolios, changes in liquidity, including the size and composition of our deposit portfolio, including the percentage of uninsured deposits in the portfolio, changes in demand for our products and services, accounting and tax changes, deposit flows, real estate values and competition, changes in accounting principles, policies or guidelines, changes in legislation or regulation and other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services, a potential government shutdown, a failure in or breach of our operational or security systems or infrastructure, including cyberattacks that could adversely affect the Company’s financial condition and results of operations and the business in which the Company and the Bank are engaged and the failure to maintain current technologies, the failure to retain or attract employees.

BV Financial, Inc.

BV Financial, Inc. is the parent company of BayVanguard Bank. BayVanguard Bank is headquartered in Baltimore, Maryland with twelve branches in the Baltimore metropolitan area and the eastern shore of Maryland. The Bank is a full-service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses.

BV FINANCIAL, INC.
Consolidated Financial Ratios

	At or For the Three Months		At or For the Year
	Ended December 31,		Ended December 31,
	2025	2024	2025	2024

Performance Ratios(1):
Return on average assets	2.09%	0.88%	1.48%	1.32%
Return on average equity	10.45%	3.83%	7.01%	5.77%
Interest rate spread(2)	3.81%	3.59%	3.61%	3.50%
Net interest margin(3)	4.52%	4.34%	4.35%	4.27%
Non-interest expense to average assets	2.34%	2.79%	2.54%	2.42%
Efficiency ratio(4)	50.99%	64.27%	58.52%	57.02%
Average interest-earning assets to average interest-bearing liabilities	146.60%	154.03%	149.10%	154.92%
Average equity to average assets	19.98%	22.91%	21.07%	22.88%
Credit Quality Ratios:
Allowance for credit losses as a percentage of total loans	0.85%	1.15%	0.85%	1.15%
Allowance for credit losses as a percentage of non-performing loans	284.72%	212.51%	284.72%	212.51%
Net charge-offs (recoveries) to average outstanding loans during the year	0.00%	-0.04%	0.00%	-0.04%
Non-performing loans as a percentage of total loans	0.30%	0.57%	0.30%	0.54%
Non-performing loans as a percentage of total assets	0.25%	0.44%	0.25%	0.44%
Total non-performing assets as a percentage of total assets	0.25%	0.46%	0.25%	0.46%

Other:
Number of offices	12	13	12	13
Number of full-time equivalent employees	102	111	102	111
Weighted average shares outstanding	8,454,700	10,785,370	9,380,039	10,678,729

(1) Performance ratios are annualized.
(2) Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Represents net interest income as a percentage of average interest-earning assets.
(4) Represents non-interest expenses divided by the sum of net interest income and non-interest income.

BV FINANCIAL, INC.
Consolidated Balance Sheets

	December 31, 2025	December 31, 2024
(dollars in thousands, except share amounts)	(unaudited)	derived from audited financial statements

Assets
Cash	$5,616	$5,842
Interest-bearing deposits in other banks	50,089	64,658
Cash and cash equivalents	55,705	70,500
Equity Investment	404	391
Securities available for sale	33,226	37,259
Securities held to maturity (fair value of $5,101 and $5,171, ACL of $2 and $4)	5,736	5,979
Loans held for maturity	754,921	737,760
Allowance for Credit Losses	(6,437)	(8,522)
Net Loans	748,484	729,238
Foreclosed real estate	—	159
Premises and equipment, net	12,493	13,224
Federal Home Loan Bank of Atlanta stock, at cost	2,324	1,366
Investment in life insurance	20,441	20,058
Accrued interest receivable	3,149	3,161
Goodwill	14,420	14,420
Intangible assets, net	651	831
Deferred tax assets, net	7,563	8,899
Other assets	7,617	6,336
Total assets	$912,213	$911,821
Liabilities and Stockholders' Equity
Liabilities
Noninterest-bearing deposits	$138,360	$129,724
Interest-bearing deposits	537,734	521,767
Total deposits	676,094	651,491

FHLB borrowings	35,000	15,000
Subordinated debentures	—	34,883
Other liabilities	17,315	14,948
Total liabilities	728,409	716,322
Stockholders' equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 45,000,000 shares authorized in 2025 and 2024; 8,852,813 shares issued and outstanding as of December 31, 2025; 10,645,284 shares issued and outstanding as of December 31, 2024	88	106
Paid-in capital	68,834	94,679
Unearned common stock held by employee stock ownership plan	(6,978)	(7,160)
Retained earnings	122,990	109,495
Accumulated other comprehensive loss	(1,130)	(1,621)
Total stockholders' equity	183,804	195,499
Total liabilities and stockholders' equity	$912,213	$911,821

BV FINANCIAL, INC.
Consolidated Statements of Income

(dollars in thousands, except per share amounts)	Three Months Ended December 31,		Year Ended December 31,
Interest Income	2025	2024	2025	2024
Loans, including fees	$12,003	$10,522	$45,596	$41,003
Investment securities available for sale	323	354	1,326	1,319
Investment securities held to maturity	46	48	185	314
Other interest income	660	987	2,600	4,046
Total interest income	13,032	11,911	49,707	46,682
Interest Expense
Interest on deposits	2,770	2,432	10,704	9,042
Interest on FHLB borrowings	85	2	279	2
Interest on Subordinated debentures	426	465	1,823	2,451
Total interest expense	3,281	2,899	12,806	11,495
Net interest income	9,751	9,012	36,901	35,187
Provision for (recovery of) credit losses	(1,890)	604	(2,429)	(203)
Net interest income after provision for (recovery of) credit losses	11,641	8,408	39,330	35,390
Noninterest Income
Service fees on deposits	125	123	462	426
Fees from debit cards	182	177	706	706
Income from investment in life insurance	94	111	383	400
Gain on foreclosed real estate	-	-	26	-
Loss on sale of fixed assets	(24)	-	(32)	-
Other income	416	233	1,175	982
Total noninterest income	793	644	2,720	2,514
Noninterest Expense
Compensation and related benefits	3,631	4,291	16,237	14,005
Occupancy	386	374	1,624	1,616
Data processing	364	364	1,528	1,480
Advertising	23	7	37	23
Professional fees	215	252	933	1,008
Equipment	92	95	370	396
Foreclosed real estate and repossessed assets holding costs	-	-	5	13
Amortization of intangible assets	45	45	180	181
FDIC insurance premiums	82	81	330	326
Other expense	539	697	1,943	2,450
Total noninterest expense	5,377	6,206	23,187	21,498
Net income before tax	7,057	2,846	18,863	16,406
Income tax expense	2,253	895	5,368	4,683
Net income	$4,804	$1,951	$13,495	$11,723
Basic earnings per share	$0.57	$0.18	$1.44	$1.10
Diluted earnings per share	$0.56	$0.18	$1.43	$1.10

BV FINANCIAL, INC.
Average Balance Sheet for the Quarters ended December 31,
(Dollars in thousands)

	For the Three Months Ended December 31,
	2025			2024
(dollars in thousands)	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Unaudited)
Interest-earning assets:
Loans	$750,689	$12,003	6.34%	$709,668	$10,522	5.88%
Securities available-for-sale	34,338	323	3.73%	38,447	354	3.65%
Securities held-to-maturity	6,865	46	2.66%	6,668	48	2.86%
Cash, cash equivalents and other interest-earning assets	63,344	660	4.16%	68,523	987	5.74%
Total interest-earning assets	855,236	13,032	6.05%	823,306	11,911	5.74%
Noninterest-earning assets	65,535			68,633
Total assets	$920,771			$891,939

Interest-bearing liabilities:
Interest-bearing demand deposits	$84,993	197	0.92%	$87,548	196	0.89%
Savings deposits	115,959	157	0.54%	123,838	73	0.23%
Money market deposits	123,111	737	2.38%	117,039	777	2.63%
Certificates of deposit	215,725	1,679	3.09%	171,063	1,386	3.21%
Total interest-bearing deposits	539,788	2,770	2.04%	499,488	2,432	1.93%
Federal Home Loan Bank advances	9,348	85	3.61%	163	2	4.87%
Subordinated debentures	34,239	426	4.94%	34,867	465	5.29%
Total borrowings	43,587	511	4.65%	35,030	467	5.29%
Total interest-bearing liabilities	583,375	3,281	2.23%	534,518	2,899	2.15%
Noninterest-bearing demand deposits	134,516			134,007
Other noninterest-bearing liabilities	18,890			20,471
Total liabilities	736,781			688,996
Equity	183,990			202,943
Total liabilities and equity	$920,771			$891,939
Net interest income		$9,751			$9,012
Net interest rate spread			3.81%			3.59%
Net interest-earning assets	$271,861			$288,788
Net interest margin			4.52%			4.34%
Average interest-earning assets to interest-bearing liabilities	146.60%			154.03%

BV FINANCIAL, INC.
Average Balance Sheet for the Years ended December 31,
(Dollars in thousands)

	For the Year Ended December 31,
	2025			2024
(dollars in thousands)	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Unaudited)
Interest-earning assets:
Loans	$746,435	$45,596	6.11%	$703,411	$41,003	5.81%
Securities available-for-sale	35,267	1,326	3.76%	35,544	1,319	3.70%
Securities held-to-maturity	6,816	185	2.71%	9,542	314	3.28%
Cash, cash equivalents and other interest-earning assets	59,338	2,600	4.41%	73,096	4,046	5.53%
Total interest-earning assets	847,856	49,707	5.86%	821,593	46,682	5.67%
Noninterest-earning assets	65,793			68,865
Total assets	$913,649			$890,458

Interest-bearing liabilities:
Interest-bearing demand deposits	$79,288	679	0.86%	$84,655	878	1.03%
Savings deposits	119,083	499	0.42%	134,795	323	0.24%
Money market deposits	125,508	3,055	2.43%	101,831	2,274	2.23%
Certificates of deposit	203,464	6,471	3.18%	173,932	5,567	3.19%
Total interest-bearing deposits	527,343	10,704	2.03%	495,213	9,042	1.82%
Federal Home Loan Bank advances	6,547	279	4.26%	41	2	4.86%
Subordinated debentures	34,766	1,823	5.24%	35,071	2,451	6.97%
Total borrowings	41,313	2,102	5.09%	35,112	2,453	6.97%
Total interest-bearing liabilities	568,656	12,806	2.25%	530,325	11,495	2.16%
Noninterest-bearing demand deposits	134,643			137,935
Other noninterest-bearing liabilities	17,838			19,074
Total liabilities	721,137			687,334
Equity	192,512			203,124
Total liabilities and equity	$913,649			$890,458
Net interest income		$36,901			$35,187
Net interest rate spread			3.61%			3.50%
Net interest-earning assets	$279,200			$291,268
Net interest margin			4.35%			4.27%
Average interest-earning assets to interest-bearing liabilities	149.10%			154.92%

ALLOWANCE FOR CREDIT LOSS - LOANS
(Dollars in thousands)
	QTR	YTD
	12/31/2025	12/31/2025

Beginning Balance	$8,197	$8,522

Provision for credit loss -loans	(1,781)	(2,168)

Net Charge-offs (recoveries):
Owner Occupied 1-4	(3)	(22)
Non-Owner Occupied 1-4	(24)	(70)
Investor Commercial Real Estate	—	—
OO Commercial Real Estate	—	—
Construction & Land	—	(3)
Farm Loans	—	—
Marine & Consumer	6	12
Guaranteed by the US Gov't	—	—
Commercial	—	—
Net charge-offs (recoveries)	(21)	(83)

Ending Balance- ACL for Loans	$6,437	$6,437

Balance Reserve for unfunded loan commitments	94	94
Balance Reserve for HTM Securities	2	2
Total ACL	$6,533	$6,533

Provision expense for Unfunded Commitments	(108)	(259)
Provision expense for HTM Securities	(1)	(2)
Total other provision expense	$(109)	$(261)
Total provision for (recovery of) credit losses	$(1,890)	$(2,429)

RECONCILIATION TABLE (UNAUDITED)
NON-GAAP ADJUSTED NET INCOME

Non-GAAP Reconciliation

In addition to results presented in accordance with generally accepted accounting principles utilized in the Unites States ("GAAP"), this earnings release contains a non-GAAP financial measure, Non-GAAP adjusted net income. The Company believes this non-GAAP financial measure is useful for both investors and management to understand the effects of certain items and provide an alternative view of its performance over time. Non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for total stockholders' equity or operating results determined in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

	Three Months ended December 31,
	2025	2024

Net Income (GAAP)	$4,804	$1,951
Plus(minus) tax adjusted items:
2024 Equity Plan Expenses - tax adjusted	786	442
Non GAAP adjusted net income	$5,590	$2,393

	Year ended December 31,
	2025	2024

Net Income (GAAP)	$13,495	$11,723
Plus (minus) tax adjusted items:
2024 Equity Plan Expenses - tax adjusted	2,777	1,133
Non GAAP adjusted net income	$16,272	$12,856